Exhibit 10.3

November 15, 2011

MONEYGRAM INTERNATIONAL, INC.

2828 N. Harwood Street, 15th Floor

Dallas, TX 75201

Re:	Amended and Restated Purchase Agreement (as amended, the “Equity Purchase Agreement”) dated as of March 17, 2008 among MoneyGram International, Inc. (“Holdco”) and the several investors party thereto (the “Investors”); capitalized terms used, but not defined, herein shall have the meaning given to such terms in the Equity Purchase Agreement

Reference is hereby made to that certain Indenture dated as of March 25, 2008 (as amended, the “Indenture”) among MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (the “Company”), the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”), providing for the issuance of 13.25% Senior Secured Second Lien Notes due 2018.

Holdco has notified the undersigned Investors that the Company has agreed to and is entering into certain Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) among the Company, the guarantors party thereto and the Trustee, and attached hereto as Annex A, pursuant to which the definition of “Highly Rated Investments” contained in the Indenture will be amended. In connection with the Fifth Supplemental Indenture, Holdco desires to amend its investment policy to reflect this revised definition of “Highly Rated Investments”. Pursuant to Section 3.3(f) of the Equity Purchase Agreement, the written consent of the undersigned Investors is required as a condition to Holdco being permitted to amend its Investment Policy attached as Schedule G to the Equity Purchase Agreement. Holdco has requested that the undersigned Investors execute and deliver this letter agreement to consent to, and by executing this letter agreement the undersigned Investors hereby issue their consent to, the changes to the definition of “Highly Rated Investments” contained in the Fifth Supplemental Indenture and to any resulting changes in the Investment Policy relating to Holdco’s and its subsidiaries’ investment portfolio.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

INVESTORS:	THOMAS H. LEE EQUITY FUND VI, L.P.

	By:	THL EQUITY ADVISORS VI, LLC,
its general partner

	By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

	By:	THOMAS H. LEE ADVISORS, LLC,
its sole member

	By:	/s/ Thomas M. Hagerty
	Name:	Thomas M. Hagerty
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.

	By:	THL EQUITY ADVISORS VI, LLC
its general partner

	By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

	By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

	By:	/s/ Thomas Hagerty
	Name:	Thomas Hagerty
	Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

	By:	THL EQUITY ADVISORS VI, LLC
its general partner

	By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

	By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

	By:	/s/ Thomas Hagerty
	Name:	Thomas Hagerty
	Title:	Managing Director

[SIGNATURE PAGE TO INVESTOR CONSENT LETTER]

GREAT WEST INVESTORS L.P.

By:	THOMAS H. LEE ADVISORS, LLC
its attorney-in-fact

By:	/s/ Thomas Hagerty
Name:	Thomas Hagerty
Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY III LLC

By:	PUTNAM INVESTMENTS HOLDINGS LLC
its managing member

By:	PUTNAM INVESTMENTS, LLC
its managing member

By:	THOMAS H. LEE ADVISORS, LLC
its attorney-in-fact

By:	/s/ Thomas Hagerty
Name:	Thomas Hagerty
Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P.
its general partner

By:	THOMAS H. LEE ADVISORS, LLC
its general partner

By:	/s/ Thomas Hagerty
Name:	Thomas Hagerty
Title:	Managing Director

[SIGNATURE PAGE TO INVESTOR CONSENT LETTER]

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P.
its general partner

By:	THOMAS H. LEE ADVISORS, LLC
its general partner

By:	/s/ Thomas Hagerty
Name:	Thomas Hagerty
Title:	Managing Director

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC

By:	THL EQUITY ADVISORS VI, LLC,
its general partner

By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Thomas Hagerty
Name:	Thomas Hagerty
Title:	Managing Director

[SIGNATURE PAGE TO INVESTOR CONSENT LETTER]

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Attorney-in-Fact

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C.,
its General Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C.,
its General Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG

By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

[SIGNATURE PAGE TO INVESTOR CONSENT LETTER]

GSMP V ONSHORE US, LTD.

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ John E. Bowman
Name:	John E. Bowman
Title:	Vice President

[SIGNATURE PAGE TO INVESTOR CONSENT LETTER]

Agreed and acknowledged as of the first date written above:

MONEYGRAM INTERNATIONAL, INC.

By: /s/ James E. Shields

Name: James E. Shields

Title:   Executive Vice President and

            Chief Financial Officer

[SIGNATURE PAGE TO INVESTOR CONSENT LETTER]

ANNEX A

FIFTH SUPPLEMENTAL INDENTURE

This Fifth Supplemental Indenture, dated as of November 15, 2011 to be effective as of the Effective Date referred to below (this “Fifth Supplemental Indenture”), among MoneyGram Payment Systems Worldwide, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of March 25, 2008, providing for the issuance of 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) and a first supplemental Indenture thereto, a second supplemental Indenture thereto, a third supplement Indenture thereto, and a fourth supplemental Indenture thereto (together with the Base Indenture, the “Indenture”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders specified in Section 9.02;

WHEREAS, Holders of 100% of the aggregate principal amount of the outstanding Notes have provided written consent to this Fifth Supplemental Indenture; and

WHEREAS, the execution of this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel with respect to such execution, and all things necessary to make this Fifth Supplemental Indenture a valid agreement between the Company and the Trustee in accordance with its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment of Definitions.

(a) Section 1.01 of the Indenture is hereby amended to add the following definition of Tax-Efficient Restructuring to be inserted in alphabetical order:

“Tax-Efficient Restructuring” means one or more transfers from MoneyGram Payment Systems, Inc. to one or more Wholly-Owned Non-Guarantors of intellectual property interests and related contracts with an aggregate fair market value, for all such transfers during the term of this Indenture, of not greater than $100,000,000 as part of a restructuring deemed by Holdco to be tax efficient for Holdco and its Subsidiaries.

(b) The definition of Asset Sale in Section 1.01 of the Indenture is hereby amended by deleting the clause “and” at the end of the subsection (o), inserting the following as new subsection (p), and re-numbering current subsection (p) as subsection (q):

(p) sales or other dispositions comprising all or a portion of the Tax-Efficient Restructuring; and

(c) The definition of Permitted Investment in Section 1.01 of the Indenture is hereby amended by deleting the clause “and” at the end of subsection (17), inserting the following as new subsection (18), and restating current subsection (18) as subsection (19) as set forth below:

(18) Investments by MoneyGram Payment Systems, Inc. in one or more Non-Guarantors arising directly as a result of the Tax-Efficient Restructuring (through contributions to equity of, or intercompany loans or advances to, such Non-Guarantors); and

(19) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding, not to exceed $50.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

(d) The definition of Business Combination in Section 1.01 of the Indenture is hereby amended by inserting the following at the end thereof:

; provided that for the avoidance of doubt the sale of Capital Stock of Holdco by the Sponsors in a primary or secondary public offering shall not constitute a Business Combination.

(e) The definitions of Credit Agreement, Highly Rated Investment, Intercreditor Agreement, and Qualified Equity Offering in Section 1.01 of the Indenture are hereby amended by restating them to read as follows:

“Credit Agreement” means that certain Credit Agreement, dated as of May 18, 2011, by and among the Company, Bank of America, N.A., as the administrative agent, and the other financial institutions signatory thereto as amended, restated, amended and restated, modified renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Highly Rated Investments” means:

(1) U.S. dollars, euros, Australian dollars, Canadian dollars, Pounds Sterling or any national currency of any participating state of the EMU;

(2) Government Securities with maturities not to exceed 24 months;

(3) securities (including fixed rate mortgages) issued by any agency of the United States or government-sponsored enterprise (such as debt securities or mortgage-backed securities issued by Freddie Mac, Fannie Mae, Federal Home Loan Banks and other government-sponsored enterprises), which may or may not be backed by the full faith and credit of the United States, rated A3 or better by Moody’s and A- or better by S&P, in each case with maturities not to exceed 24 months;

(4) any overnight Repurchase Agreement with any bank or trust company organized under the laws of any state of the United States or any national banking association or any government securities dealer which is listed as reporting to the market statistics division of the Federal Reserve Bank of New York;

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, banker’s acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case (i) with a commercial bank and (ii) rated A3 or better by Moody’s and A- or better by S&P;

(6) any foreign currency held on deposit with any financial institution for the purpose of settlement of fund transfers;

(7) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of creation thereof;

(8) registered senior notes denominated in U.S. dollars issued by corporate issuers which are not financial institutions or structured investment vehicles and other than corporations used in structured financing transactions, rated A3 or better by Moody’s and A- or better by S&P, in each case with maturities not to exceed 24 months; and

(9) any money market mutual fund registered under the Investment Company Act of 1940, as amended, that invest exclusively in any one or more of the securities described in clauses (2), (3), (4) or (5) above.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 18, 2011, by and among Bank of America, N.A., Deutsche Bank Trust Company Americas, the Company and the other parties thereto, as amended, restated or otherwise modified from time to time, or replaced in connection with any amendment, restatement, modification, renewal or replacement of Credit Facilities.

“Qualified Equity Offering” means any primary or secondary public offering in which Goldman, Sachs & Co. or any of its affiliates participate as a selling stockholder and any subsequent primary or secondary public offerings, in each case for aggregate cash proceeds of at least $50,000,000 and in respect of Equity Interests (other than Disqualified Stock) of Holdco and any direct or indirect parent of Holdco.

3. Amendment of Certain Provisions in Article 3 of the Indenture.

(a) Section 3.01 of the Indenture is hereby amended to read in its entirety as follows:

The Company must furnish to the Trustee an Officer’s Certificate if the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof. If such optional redemption is pursuant to Sections 3.07(a) or 3.07(c) hereof, such Officer’s Certificate must be furnished to the Trustee at least 30 days but not more than 60 days before the Redemption Date. If such optional redemption is pursuant to Section 3.07(d) hereof, such Officer’s Certificate must be furnished to the Trustee at least four Business Days before the Redemption Date, but not more than 60 days before the Redemption Date. In either case, such Officer’s Certificate shall set forth and certify:

(i) the clause of this Indenture pursuant to which the redemption shall occur;

(ii) the Redemption Date;

(iii) the principal amount of Notes to be redeemed; and

(iv) the redemption price.

(b) The second paragraph of Section 3.02 of the Indenture is hereby amended to read in its entirety as follows:

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase; provided, however, that, notwithstanding the foregoing, in the event of a partial redemption pursuant to Section 3.07(d) hereof, such Notes may be selected by the Trustee on or prior to the Redemption Date, but not more than 60 days before the Redemption Date.

(c) Section 3.03 of the Indenture is hereby amended to read in its entirety as follows:

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address, except that (a) redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 13 hereof and (b) in the case of an optional redemption pursuant to Section 3.07(d) hereof, redemption notices shall be mailed at least four Business Days before a Redemption Date, but not more than 60 days before a Redemption Date.

The notice will identify the Notes (including CUSIP number(s)) to be redeemed and will state:

(i) the Redemption Date;

(ii) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two (2) Business Days prior to the Redemption Date unless the redemption is pursuant to Section 3.07(a) or Section 3.07(d) hereof, in which case such Officer’s Certificate should be delivered on the Redemption Date;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph at least 35 days, or in the case of an optional redemption pursuant to Section 3.07(d) hereof four Business Days, prior to the Redemption Date.

The Company may provide in the notice of redemption that payment of the redemption price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person.

(d) The first sentence of Section 3.04 of the Indenture is hereby amended to read in its entirety as follows:

Except with respect to Notes called for redemption pursuant to Section 3.07(d) hereof for which notices of redemption shall be revocable as set forth in such Section, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price.

(e) Section 3.07(d) of the Indenture is hereby amended to read in its entirety as follows:

At any time on or after a Qualified Equity Offering and prior to the fourth anniversary of the Closing Date, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon no more than 60 days’ prior notice, at a redemption price equal to 113.25% of the then outstanding principal amount thereof, plus accrued and unpaid interest thereon to (but not including) the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided, however, that (i) each such redemption shall be in an aggregate principal amount of Notes of no less than $50,000,000 and (ii) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture, as such principal amount shall have been increased through the capitalization of interest (excluding Notes held by the Company and the Company Subsidiaries), remains outstanding immediately after the occurrence of such redemption; provided, further, that the principal amount of Notes redeemed may not exceed the aggregate cash proceeds (net of underwriting discounts and commissions) received by Holdco and/or any other selling stockholders participating in any Qualified Equity Offering of all Qualified Equity Offerings. Any notice of redemption pursuant to Section 3.04 hereof in respect of an optional redemption pursuant to this Section 3.07(d) may be expressly conditioned upon the successful consummation of a financing transaction or series of financing transactions by the Company, and such notice of redemption may be revoked if such condition is not satisfied.

4. Amendment of Certain Provisions in Article 6 of the Indenture. Section 6.01 of the Indenture is amended by restating subsections (4), (5), and (9) to read as follows:

(4) (A) the failure by the Company or any Company Subsidiary to pay any Indebtedness that is pari passu with the Notes within any applicable grace period after final maturity or acceleration by the holders thereof because of a default or (B) a default occurs with respect to any Indebtedness of the Company or any Company Subsidiary that is subordinated to the Notes, which default permits the holder or holders thereof (or any trustee or agent on their behalf) to accelerate such Indebtedness (giving effect to any applicable grace period), and, in the case of (A) or (B) the total amount of such Indebtedness unpaid or accelerated or in default at the time exceeds $25.0 million;

(5) final judgments against Holdco or any of its Subsidiaries aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(9) [Reserved]; or

5. Effective as of the date hereof, any notice to the Company under Section 14.01 shall be provided to the following address in lieu of the address in Section 14.01 of the Indenture:

MoneyGram International, Inc.

2828 N. Harwood Street, 15th Floor

Dallas, TX 75201

Attention: Chief Financial Officer

Facsimile: (952) 591-3860

With a copy to:

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attention: Valinda Wolfert

Facsimile: (214) 999-7843

6. Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with, and to conform the provisions thereof to reflect, the amendments to the Indenture effected by this Fifth Supplemental Indenture.

7. Effect. This Fifth Supplemental Indenture shall become effective as of November 15, 2011 (such date, the “Effective Date”) upon its execution by the parties hereto.

8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIFTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9. Effect on Indenture. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Fifth Supplemental Indenture. This Fifth Supplemental Indenture shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Indenture or the Notes or to prejudice any other right or rights which the Holders of the Notes may now have or may have in the future under or in connection with the Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

10. Separability Clause. In case any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Fifth Supplemental Indenture may be executed by any party hereto by original or facsimile signature, or electronic format (including pdf) signature, and any facsimile or electronic signature shall also be deemed valid, binding and enforceable as an original signature.

12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

13. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written, to be effective as of the Effective Date.

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:
Name:
Title:

MONEYGRAM INTERNATIONAL, INC. MONEYGRAM PAYMENT SYSTEMS, INC. MONEYGRAM OF NEW YORK, LLC

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee and Collateral Agent

By:
Authorized Signatory

By:
Authorized Signatory